SECURITIES PURCHASE AGREEMENT


                                                                  March 18, 1998


Mr. Carl Wolf
627 Inwood Lane
South Orange, New Jersey 07079

     In order to induce Carl Wolf (the "Purchaser") to become a member of the Board of Directors of Audio Book Club, Inc. (the "Company"), the Company hereby agrees to (i) sell to the Purchaser the Option and (ii) grant to the Purchaser the right to purchase the Additional Option (as hereinafter defined), pursuant to the terms and conditions set forth herein.

1.   Purchase of Option.

     Subject to Section 9 of this Agreement, the Company hereby agrees to sell to the Purchaser and Purchaser hereby agrees to purchase from the Company for a purchase price of Fifty Thousand Dollars ($50,000) (the "Option Purchase Price") an option (the "Option"), to purchase 50,000 shares (the "Option Shares") of common stock, no par value (the "Common Stock"), of the Company, at any time commencing on the date of this Agreement through 5:00 P.M. New York local time on the fifth year anniversary of the date of this Agreement (the "Exercise Period"), at an exercise price per Option Share equal to the closing sale price of the Common Stock, as reported by the American Stock Exchange ("AMEX"), on the date of this Agreement in the form attached as Exhibit A hereto.

2.   Payment for and Delivery of the Option.

     Payment of the Option Purchase Price by the Purchaser will be made by check payable to Company or by wire transfer in accordance with instructions provided to Purchaser by the Company on the date hereof. Upon payment in full of the Option Purchase Price, the Company will issue and deliver to Purchaser the Option.

3.   Additional Option.

     The Company hereby agrees that, in the event the Purchaser continues to serve as a participating and active member of the Company's Board of Directors for six months from the date of this Agreement, the Purchaser shall have the right, commencing on the six month anniversary of the date of this Agreement and expiring on the tenth day following the six month anniversary of the date of this Agreement (the "Additional Option Purchase Period") to


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purchase an additional option (the "Additional Option" and together with the
Option, the "Purchaser's Options"). The Additional Option shall be exercisable to purchase Twenty Five Thousand (25,000) shares ("Additional Option Shares" and together with the Option Shares, the "Purchaser's Option Shares") of the Common Stock of the Company for a purchase price of Twenty Five Thousand Dollars ($25,000) (the "Additional Option Purchase Price"). Such Additional Option will be exercisable at any time, during the five (5)-year period from the date of issuance to purchase the Additional Option Shares at an exercise price per share equal to the closing sale price of the Common Stock, as reported by AMEX, on the date of this Agreement. The Additional Option shall be substantially similar in form to the Option.

4.   Payment and Delivery of the Additional Option.

     In the event that the Purchaser elects to purchase the Additional Option, the Purchaser shall, during the Additional Option Purchase Period, deliver to the Company at its principal place of business, by check or wire transfer, the Additional Option Purchase Price. Upon receipt of the Additional Option Purchase Price, the Company will issue and deliver to the Purchaser the Additional Option. In the event that Purchaser fails to deliver the Additional Option Purchase Price to the Company during the Additional Option Purchase Period, the right to purchase such Additional Option shall terminate.

5.   Restrictions on Transfer.

     5.1 Purchaser understands that the Purchaser's Options and Purchaser's Option Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Act.

     5.2 Purchaser agrees that it will not, sell, assign or transfer the Purchaser's Options and the Purchaser's Option Shares in violation of the Securities Act of 1933, as amended (the "Act"), or any other applicable state securities laws ("Other Securities Laws") and understands that it cannot sell, assign or transfer the Purchaser's Option Shares unless the Purchaser's Option Shares are registered under the Act and Other Securities Laws or an exemption from such registration is applicable to such transfer.

     5.3 Purchaser understands that the certificate(s) representing the Purchaser's Option Shares will bear a restrictive legend thereon substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY


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          NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED
          OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS."

     5.4 Purchaser understands that Purchaser except as otherwise provided herein, Purchaser has no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Purchaser's Option Shares under the Act or any Other Securities Laws.

6.   Registration Rights.

     6.1 Registrable Securities. As used herein the term "Registrable Security" means each of the Purchaser's Option Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Purchaser's Option Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 6.

     6.2 Piggyback Registration. If, at any time during the two years following the date of this Agreement, the Company proposes to prepare and file any new registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 6, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within (10) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement,


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the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders other than any applicable underwriting or brokerage discounts and expenses of counsel, if any, for the Requesting Holders or expenses of any other advisor to the Requesting Holders, provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for the offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

     Notwithstanding the provisions of this Section 6.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 6.2 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     6.3 Demand Registration.

     (a) If the Purchaser's Option Shares have not been registered under the Act within two (2) years from the date of this Agreement, then at any time during the period from such two (2) year date until the end of six (6) months from such two (2) year date, any "Majority Holder" (as such term is defined in Section 6.3(c) below) of the Registrable Securities shall have the right (which right is in addition to the Piggyback Registration rights provided for under Section 6.2 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the holder(s) of Registrable Securities, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof for nine (9) consecutive months.

     (b) The Company agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's


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receipt of any such Demand Registration Request. After receiving notice from the
Company as provided in this Section 6.3(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 6.3(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice. The Company's obligations under Section 6.2 and this Section 6.3 are subject to the holders of Registrable Securities furnishing the Company with such appropriate information in connection the filing of a Registration Statement as the Company shall reasonably request in writing.

     (c) The term "Majority Holder" as used in Section 6.3 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of shares of Common Stock (including Purchaser's Option Shares already issued and Purchaser's Option Shares issuable pursuant to the exercise of outstanding Purchaser Options, as would constitute a majority of the aggregate number of shares of Common Stock (including Purchaser's Option Shares already issued, and Purchaser's Option Shares issuable pursuant to the exercise of outstanding Purchaser Options) included in all the Registrable Securities.

     (d) Notwithstanding the foregoing provisions of this Section 6.3, no Demand Registration Request shall obligate the Company to undergo an audit, other than in the ordinary course of its business.

     6.4 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

     (a) In connection with any registration under Section 6.3 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than forty-five (45) days following receipt of any demand therefor, shall use its reasonable efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

     (b) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement, for offering and sale under the securities or blue sky laws of up to three (3) states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


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     6.5 Indemnification.

     (a) The Company's obligations under this Section 6 are conditioned upon receipt from any holder of Registrable Securities to be sold pursuant to a Registration Statement, and its successors and assigns, of an agreement to severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or its successors or assigns, for inclusion in such Registration Statement in a form acceptable to the Company and its counsel.

     (b) If the Company shall enter into an underwriting agreement with a managing underwriter selected for such underwritten offering the Company may require that the holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities.

7.   Purchaser's Representations and Warranties.

     In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, Purchaser hereby represents and warrants with and covenants to the Company as follows:

     7.1 Purchaser acknowledges that Purchaser has received and reviewed copies of the Company's Prospectus dated October 22, 1997 relating to the Company's initial public offering and Form 10-QSB for the three months ended September 31, 1997 and has had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the business and financial condition of the Company and the terms and conditions of this Agreement, and all of such questions have been answered to Purchaser's satisfaction.

     7.2 Purchaser represents that the Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Purchaser's Options and the Purchaser's Option Shares and that, by reason of his knowledge and experience in financial and business matters in general, and investments of this type in particular, Purchaser is capable of evaluating the merits and risks of an investment in the Purchaser's Options and Purchaser's Option Shares.

     7.3 Purchaser is able to bear the economic risk of an investment in the Purchaser's Options and Purchaser's Option


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


Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of Purchaser's investment in the Purchaser's Options and Purchaser's Option Shares and Purchaser's probable inability to sell or transfer the Purchaser's Options and Purchaser's Option Shares for an indefinite period of time.

     7.4 Purchaser is acquiring the Purchaser's Options and Purchaser's Option Shares for Purchaser's own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or Other Securities Laws.

     7.5 Purchaser further acknowledges that the Purchaser's Options and Purchaser's Option Shares have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act.

     7.6 Purchaser acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, Purchaser were acquiring the Shares for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

8.   The Company's Representations and Warranties.

     In order to induce Purchaser to execute this Agreement and to consummate the transactions set forth therein, the Company hereby represents and warrants with and covenants to Purchaser as follows:

     8.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and to enter into this Agreement and issue the Purchaser's Options and Purchaser's Option Shares pursuant hereto.

     8.2 This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     8.3 The issuance of the Purchaser's Option Shares upon exercise of the Purchaser's Options by the Purchaser or the holder thereof has been duly authorized and when issued upon exercise of the Purchaser's Options and payment therefore is


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received by the Company will be validly issued, fully paid and nonassessable.

     8.4 As of the date of this Agreement the Company has 6,153,920 shares of Common Stock and options to purchase approximately 285,000 shares of Common Stock outstanding.

9.   Conditions to this Agreement.

     This Agreement and the parties' obligations hereunder are conditioned upon
(i) AMEX's approval of the Company's additional listing application and (ii) the consent of L.H. Friend, Weinress, Frankson & Presson, Inc. to the issuance of the Purchaser's Options and the Purchaser's Option Shares upon exercise of the Purchaser's Option.

10.  Miscellaneous.

     10.1 The Purchaser has carefully reviewed the jurisdictional notice below and agrees to abide by any restrictions contained therein applicable to Purchaser.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE ANY INFORMATION PROVIDED TO THE INVESTOR IN CONNECTION WITH THE PURCHASE OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     10.2 The representations and warranties contained herein shall be true at and as of the respective dates of delivery of the certificates representing the Purchaser's Options and Purchaser's Option Shares to Purchaser as though such representations and warranties were made at and as of such respective dates and all commitments and covenants made herein shall survive such respective dates.

     10.3 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to Purchaser, addressed to Mr. Carl


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Wolf, 627 Inwood Lane, South Orange, New Jersey 07079; if to the Company to:
Audio Book Club, Inc., 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431, with a copy to Tenzer Greenblatt, LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174.

     10.4 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of Purchaser and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Purchaser or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Purchaser and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Purchaser or the Company, as the case may be, mailed by certified mail to the Purchaser's address or the Company's address, as the case may be, shall be deemed in every respect effective service of process upon the Purchaser or the Company, as the case may be, in any such suit, action or proceeding.

     10.5 Each party hereto agrees to use its best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

     10.6 The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

     10.7 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

     10.8 All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         PURCHASER:


                                          /s/ Carl Wolf
                                         ---------------------------------------
                                         Carl Wolf

                                         SELLER:

                                         AUDIO BOOK CLUB, INC.


                                         By:/s/ John Levy
                                            ------------------------------------
                                            Name: John Levy
                                            Title: Executive Vice-President


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